                     AGREEMENT AND PLAN OF REORGANIZATION

                                  DATED AS OF

                               JANUARY 20, 1998,

                                     AMONG

                        CARDIAC CONTROL SYSTEMS, INC.,

                             CCS SUBSIDIARY, INC.

                                      AND

                         ELECTRO-CATHETER CORPORATION

                                   GLOSSARY


The following terms used in this agreement are defined in the following sections:

                                                                      SECTION OR
TERM                                                              OTHER LOCATION
--------------------------------------------------------------------------------

Acquisition Transaction...................................................6.4(a)
Acquisition Sub........................................................Preamble
Actions....................................................................3.14
Affiliate Agreements........................................................5.2
Agreement.......................................................First paragraph
Plan of Merger..................................................First paragraph
Benefit Arrangements.....................................................3.17(d)
Break-up Fee.............................................................10.1(b)
Business Day................................................................1.7
CCSFE.......................................................................4.2
Certificate.................................................................3.1
Closing.....................................................................1.7
Closing Date................................................................1.7
Code........................................................................1.6
Common Shares Trust...................................................2.2(d)(ii)
Company................................................................Preamble
Company Affiliate Agreement.................................................5.2
Company Common Stock............................................First paragraph
Company Disclosure Schedule...................................................3
Company Financial Statements................................................3.6
Company Options...........................................................2.3(a)
Company Returns.............................................................3.9
Company Sec Documents.......................................................3.5
Company Sub.................................................................3.1
Company Warrants............................................................3.3
Constituent Corporations....................................................1.1
Effective Time..............................................................1.2
Employee.................................................................3.17(a)
Employee Plans...........................................................3.17(a)
Encumbrances...............................................................3.10
ERISA....................................................................3.17(a)
ERISA Affiliate..........................................................3.17(a)
Excess Shares..........................................................2.2(d)(i)
Exchange Act................................................................3.4
Exchange Agent............................................................2.2(a)
Exchange Fund.............................................................2.2(a)
Executory Period..........................................................6.1(a)
FAS No. 5...................................................................3.7
FDA........................................................................3.15
GAAP........................................................................3.6
Governmental Authority.....................................................3.14
GTH.........................................................................8.6
Intellectual Property Rights...............................................3.11
Liability...................................................................3.7
Material Adverse Effect.....................................................3.1

Merger......................................................................1.1
Merger Shares.............................................................2.1(c)
Multiemployer Plan.......................................................3.17(c)
New Jersey Statute..............................................First Paragraph
Old Certificates..........................................................2.2(a)
Other Filings...............................................................6.5
Parent.................................................................Preamble
Parent Common Stock.............................................First Paragraph
Parent Disclosure Schedule....................................................4
Parent Financial Statements.................................................4.6
Parent Options..............................................................4.3
Parent SEC Documents........................................................4.5
Parent Warrants.............................................................4.3
Party.....................................................................6.1(a)
Pension Plans............................................................3.17(a)
Related Agreements..........................................................5.1
Rule 145....................................................................5.2
Rule 145 Affiliate..........................................................5.2
S-4.........................................................................6.5
SEC.........................................................................3.4
SSS&G.......................................................................8.5
Stockholder Action..........................................................6.9
Stockholder Statement.......................................................6.9
Stockholders..............................................................2.2(a)
Stockholders' Materials.....................................................6.9
Stockholders' Meeting.......................................................6.9
Subsidiary................................................................2.1(b)
Superior Proposal.........................................................6.4(a)
Surviving Corporation.......................................................1.1
Tax.........................................................................3.9
Taxes.......................................................................3.9
Unvested Company Option...................................................2.3(b)
Vested Company Option.....................................................2.3(c)
Voting Agreement............................................................5.1

                               TABLE OF CONTENTS
                               -----------------

                                                                           PAGE
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ARTICLE I. - GENERAL
 1.1. THE MERGER...........................................................  1
 1.2. THE EFFECTIVE TIME OF THE MERGER.....................................  1
 1.3. EFFECT OF MERGER.....................................................  1
 1.4. CERTIFICATE AND BY-LAWS OF SURVIVING CORPORATION.....................  1
 1.5. TAKING OF NECESSARY ACTION...........................................  2
 1.6. TAX-FREE REORGANIZATION..............................................  2
 1.7. CLOSING..............................................................  2

ARTICLE II.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES.....................................  2
 2.1. EFFECT ON CAPITAL STOCK..............................................  2
 2.2. EXCHANGE OF CERTIFICATES.............................................  3
 2.3. COMPANY WARRANTS.....................................................  5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  6
 3.1. ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.................  6
 3.2. EQUITY INVESTMENTS...................................................  7
 3.3. CAPITAL STOCK; SECURITIES............................................  7
 3.4. AUTHORITY; NO CONSENTS...............................................  7
 3.5. SEC DOCUMENTS........................................................  8
 3.6. FINANCIAL STATEMENTS.................................................  8
 3.7. ABSENCE OF UNDISCLOSED LIABILITIES...................................  9
 3.8. ABSENCE OF CHANGES...................................................  9
 3.9. TAX MATTERS.......................................................... 10
 3.10. TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.......... 11
 3.11. INTELLECTUAL PROPERTY............................................... 11
 3.12. AGREEMENTS, ETC..................................................... 11
 3.13. NO DEFAULTS, ETC.................................................... 12
 3.14. LITIGATION, ETC..................................................... 12
 3.15. COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS............................. 13
 3.16. LABOR RELATIONS; EMPLOYEES.......................................... 13
 3.17. EMPLOYEE BENEFIT PLANS AND CONTRACTS................................ 13
 3.18. CERTAIN AGREEMENTS.................................................. 14
 3.19. INSURANCE........................................................... 15
 3.20. BROKERS............................................................. 15
 3.21. RELATED TRANSACTIONS................................................ 15
 3.22. BOARD APPROVAL...................................................... 15
 3.23. VOTE REQUIRED....................................................... 15
 3.24. INFORMATION SUPPLIED................................................ 15
 3.25. COMPANY NOT AN INTERESTED STOCKHOLDER............................... 16
 3.26. DISCLOSURE.......................................................... 16
 3.27. KNOWLEDGE DEFINITION................................................ 16
 3.28. COMPANY REFERENCE INCLUDES COMPANY SUBS............................. 16

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.. 16
 4.1. ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER................. 16
 4.2. EQUITY INVESTMENTS................................................... 17

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

 4.3. CAPITAL STOCK; SECURITIES............................................ 17
 4.4. AUTHORITY; NO CONSENTS............................................... 17
 4.5. SEC DOCUMENTS........................................................ 18
 4.6. FINANCIAL STATEMENTS................................................. 18
 4.7. ABSENCE OF UNDISCLOSED LIABILITIES................................... 19
 4.8. ABSENCE OF CHANGES................................................... 19
 4.9. TAX MATTERS.......................................................... 20
 4.10. TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.......... 20
 4.11. INTELLECTUAL PROPERTY............................................... 21
 4.12. AGREEMENTS, ETC..................................................... 21
 4.13. NO DEFAULTS, ETC.................................................... 22
 4.14. LITIGATION, ETC..................................................... 22
 4.15. COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS............................. 22
 4.16. LABOR RELATIONS; EMPLOYEES.......................................... 22
 4.17. EMPLOYEE BENEFIT PLANS AND CONTRACTS................................ 23
 4.18. CERTAIN AGREEMENTS.................................................. 24
 4.19. INSURANCE........................................................... 24
 4.20. BROKERS............................................................. 24
 4.21. RELATED TRANSACTIONS................................................ 24
 4.22. BOARD APPROVAL...................................................... 24
 4.23. INFORMATION SUPPLIED................................................ 25
 4.24. ACQUISITION SUB..................................................... 25
 4.25. DISCLOSURE.......................................................... 25
 4.26. KNOWLEDGE DEFINITION................................................ 25
 4.27. PARENT REFERENCE INCLUDES CCSFE..................................... 25

ARTICLE V. RELATED AGREEMENTS.............................................. 25
 5.1. VOTING AGREEMENT..................................................... 25
 5.2. AFFILIATE AGREEMENTS................................................. 25

ARTICLE VI. CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
ADDITIONAL AGREEMENTS...................................................... 26
 6.1. ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY...... 26
 6.2. OPERATION OF BUSINESS OF THE COMPANY................................. 26
 6.3. OPERATION OF BUSINESS OF THE PARENT.................................. 27
 6.4. NEGOTIATION WITH OTHERS.............................................. 27
 6.5. PREPARATION OF S-4; OTHER FILINGS.................................... 28
 6.6. ADVICE OF CHANGES.................................................... 28
 6.7. LETTER OF THE COMPANY'S ACCOUNTANTS.................................. 28
 6.8. LETTER OF PARENT'S ACCOUNTANTS....................................... 28
 6.9. STOCKHOLDERS' APPROVAL............................................... 29
 6.10. LEGAL CONDITIONS TO MERGER.......................................... 29
 6.11. CONSENTS............................................................ 29
 6.12. EFFORTS TO CONSUMMATE............................................... 29
 6.13. NOTICE OF PROSPECTIVE BREACH........................................ 30
 6.14. PUBLIC ANNOUNCEMENTS................................................ 30
 6.15. AFFILIATES.......................................................... 30
 6.16. PREFERRED STOCK; SECURED PROMISSORY NOTE............................ 30

ARTICLE VII. CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS.............. 30
 7.1. STOCKHOLDER APPROVAL; AGREEMENT OF MERGER............................ 30
 7.2. APPROVALS............................................................ 31
 7.3. LEGAL ACTION......................................................... 31
 7.4. S-4.................................................................. 31

 7.5. LEGISLATION.......................................................... 31
 7.6. BID PRICE RATIO...................................................... 31
 7.7. FINANCING............................................................ 31

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB...... 31
 8.1. REPRESENTATIONS AND WARRANTIES....................................... 31
 8.2. PERFORMANCE OF OBLIGATIONS OF THE COMPANY............................ 31
 8.3. AUTHORIZATION OF MERGER.............................................. 32
 8.4. CERTIFICATE.......................................................... 32
 8.5. OPINION OF THE COMPANY'S COUNSEL..................................... 32
 8.6. ACCEPTANCE BY COUNSEL TO PARENT AND ACQUISITION SUB.................. 32
 8.7. CONSENTS AND APPROVALS............................................... 32
 8.8. GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC............................. 32
 8.9. RELATED AGREEMENTS................................................... 32

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF THE COMPANY....................... 32
 9.1. REPRESENTATIONS AND WARRANTIES....................................... 32
 9.2. PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB............. 33
 9.3. AUTHORIZATION OF MERGER.............................................. 33
 9.4. CERTIFICATE.......................................................... 33
 9.5. OPINION OF COUNSEL TO PARENT AND ACQUISITION SUB..................... 33
 9.6. TAX OPINION.......................................................... 33
 9.7. ACCEPTANCE BY COUNSEL TO THE COMPANY................................. 33
 9.8. CONSENTS AND APPROVALS............................................... 33
 9.9. GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC............................. 33
 9.10. APPOINTMENT OF DIRECTORS............................................ 33
 9.11. FAIRNESS OPINION.................................................... 34
 9.12. DIRECTOR INDEMNITY.................................................. 34
 9.13. COMPANY INDEBTEDNESS................................................ 34

ARTICLE X. PAYMENT OF CERTAIN FEES AND EXPENSES............................ 34
 10.1. PAYMENT OF CERTAIN FEES AND EXPENSES................................ 34

ARTICLE XI TERMINATION, AMENDMENT, MODIFICATION AND WAIVER................. 34
 11.1. TERMINATION......................................................... 34
 11.2. EFFECT OF TERMINATION............................................... 36

ARTICLE XII. MISCELLANEOUS................................................. 36
 12.1 ENTIRE AGREEMENT..................................................... 36
 12.2. DESCRIPTIVE HEADINGS................................................ 36
 12.3. NOTICES............................................................. 36
 12.4. COUNTERPARTS........................................................ 37
 12.5. GOVERNING LAW....................................................... 37
 12.6. BENEFITS OF AGREEMENT............................................... 37
 12.7. PRONOUNS............................................................ 37
 12.8. AMENDMENT, MODIFICATION AND WAIVER.................................. 37
 12.9. SEVERABILITY........................................................ 37

     AGREEMENT AND PLAN OF REORGANIZATION dated as of January 20, 1998, among CARDIAC CONTROL SYSTEMS, INC., a Delaware corporation ("Parent"), CCS SUBSIDIARY, INC., a New Jersey corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), and ELECTRO-CATHETER CORPORATION, a New Jersey corporation (the "Company").

     The Boards of Directors of Parent, Acquisition Sub and the Company have each duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the plan of merger (the "Plan of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Plan of Merger and the New Jersey Business Corporation Act (the "New Jersey Statute"), whereby, among other things, the issued and outstanding shares of common stock, $.10 par value, of the Company (the "Company Common Stock"), will be exchanged and converted into shares of common stock, $.10 par value, of Parent (the "Parent Common Stock") in the manner set forth in Article II hereof and in the Plan of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Plan of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I.
                                   ----------

                                    GENERAL

     1.1. THE MERGER. In accordance with the provisions of this Agreement, the
          ----------
Plan of Merger and the New Jersey Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation". Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations".

     1.2.  THE EFFECTIVE TIME OF THE MERGER.  Subject to the provisions of this
           --------------------------------
Agreement, the Plan of Merger in substantially the form of Exhibit 1.2 attached
                                                           -----------
hereto shall be executed, delivered and filed with the Secretary of State of the State of New Jersey by each of the Constituent Corporations on the Closing Date in the manner provided under Section 14A:10-4.1 of the New Jersey Statute. The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger (to which the Plan of Merger is an exhibit) with the Secretary of State of the State of New Jersey.

     1.3. EFFECT OF MERGER. At the Effective Time the separate existence of
          ----------------
Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and shall have such other effects as provided by the New Jersey Statute.

     1.4.  CERTIFICATE AND BY-LAWS OF SURVIVING CORPORATION.  From and after the Effective Time: (a) the Certificate of the Company shall be amended so that the Fourth Article thereof shall read in its entirety as set forth in
Exhibit 1.4 attached hereto, and the Certificate of the Company, as so amended,
-----------
shall be the Certificate of the Surviving Corporation, unless and until altered, amended or repealed as provided in the New Jersey Statute; (b) the current amended and restated by-laws of the Company shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the New Jersey Statute, the Certificate or such by-laws; (c) the directors of Acquisition Sub shall be Alan J. Rabin, W. Alan Walton and Ervin Schoenblum each of whom shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the New Jersey Statute, the Certificate or the by-laws of the Surviving Corporation, as applicable; and (d) the officers of the Company shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the New Jersey Statute, the Certificate or the by-laws of the Surviving Corporation, as applicable.

     1.5. TAKING OF NECESSARY ACTION. Prior to the Effective Time, the parties
          --------------------------
hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Plan of Merger, and the New Jersey Statute. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement and to vest in the Surviving Corporation full title to all assets, privileges, etc. of either Constituent Corporations, the officers and directors of such corporations shall take all such lawful and necessary action.

     1.6. TAX-FREE REORGANIZATION. For Federal income tax purposes, the parties
          -----------------------
intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.

     1.7. CLOSING. Unless this Agreement shall have been terminated and the
          -------
transactions contemplated by this Agreement abandoned pursuant to the provisions of Article XI, and subject to this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Florida time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third (3rd) Business Day after all the conditions set forth in Articles VII, VIII and IX shall have been satisfied (or waived to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 111 North Orange Avenue, 20th Floor, Orlando, Florida 32801, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in New Jersey or Florida.

                                  ARTICLE II.
                                  -----------

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1. EFFECT ON CAPITAL STOCK. At the Effective Time, subject and pursuant
          -----------------------
to the terms and conditions of this Agreement and the Plan of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

          (a) CAPITAL STOCK OF ACQUISITION SUB. Each issued and outstanding share of common stock, par value $.01 per share, of Acquisition Sub shall immediately prior to the Effective Time be deemed cancelled and converted into and shall represent the right to receive one share of common stock, par value $.10 per share, of the Surviving Corporation.

          (b) CANCELLATION OF CERTAIN SHARES OF COMPANY COMMON STOCK. Each share of Company Common Stock that is immediately prior to the Effective Time:
(i) owned by the Company as treasury stock; (ii) owned by any Subsidiary of the Company; or (iii) owned by Parent or any subsidiary of Parent, shall be cancelled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used in this Agreement, a "Subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

          (c) EXCHANGE RATIO FOR COMPANY COMMON STOCK. Subject to Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(b)) shall be deemed cancelled and converted into and shall represent the right to receive two-thirds (2/3) of a share of Parent Common Stock in accordance with
Section 2.2. For convenience of reference, the shares of Parent Common Stock to be issued upon the exchange and conversion of Company Common Stock in accordance with this Section 2.1(c) are sometimes hereinafter collectively referred to as the "Merger Shares".

          (d) ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, Parent or the Company recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the applicable exchange ratio for Company Common Stock will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Common Stock and the holders of shares of Parent Common Stock.

     2.2.  EXCHANGE OF CERTIFICATES.
           ------------------------

          (a) PROCEDURE FOR EXCHANGE. Prior to the Closing Date, Parent shall select an exchange agent (the "Exchange Agent") reasonably satisfactory to Company to act in such capacity in connection with the Merger. As of the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock (the "Stockholders"), for exchange in accordance with this Article II and the Plan of Merger, certificates representing the shares of Parent Common Stock contemplated to be issued as Merger Shares (which shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). As soon as practicable after the Effective Time but in no event later than twenty (20) Business Days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately before the Effective Time represented issued and outstanding shares of Company Common Stock (collectively, the "Old Certificates"): (i) a letter of transmittal advising such holders of the terms of the exchange effected by the Merger (and specifying how delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of Old Certificates in exchange for certificates representing Merger Shares. Upon surrender of an Old Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Plan of Merger and the Old Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which are not registered on the transfer records of the Company, it shall be a condition of the exchange thereof that the Old Certificate representing such Company Common Stock is presented to the Exchange Agent properly endorsed and otherwise in proper form for transfer and accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2(a) and the Plan of Merger, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of fractional shares (as hereinafter provided) of Parent Common Stock as contemplated by this Article II and the Plan of Merger.

          (b) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) or the Plan of Merger until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of applicable laws, following surrender of any such Old Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the Plan of Merger and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article II and the Plan of Merger (including any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and there shall be no further registration or transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be cancelled and exchanged as provided in this Article II and the Plan of Merger.

          (d) NO ISSUANCE OF FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent such as rights to dividends, stock splits or interest in lieu of issuing certificates for fractional shares.

          (i) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to
Section 2.2(a) over (y) the maximum number of full shares of Parent Common Stock distributable to holders of Company Common Stock pursuant to Section 2.2(a) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall aggregate and sell the Excess Shares at then prevailing prices in the over-the-counter market, all in the manner provided in subsection (ii) of this Section 2.2(d).

          (ii) The sale of the Excess Shares by the Exchange Agent shall be executed in the over-the-counter market through one or more member firms of the National Association of Securities Dealers, Inc. and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock as contemplated in subsection (iii) of this Section 2.2(d), the Exchange Agent shall hold such proceeds in trust for the holders of Company Common Stock (the "Common Shares Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Company Common Stock in lieu of any fractional share interests, the Exchange Agent shall make available such amounts without interest to such holders of Company Common Stock.

          (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Old Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed, the Exchange Agent shall issue an exchange for such loss, stolen or destroyed Old Certificate the consideration payable and exchange therefor pursuant to this Article II. The Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Old Certificate to give the Exchange Agent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Old Certificate alleged to have been lost, stolen or destroyed.

          (f) TERMINATION OF EXCHANGE FUND AND COMMON SHARES TRUST. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any former Stockholders of the Company who have not theretofore complied with this Article II and the Plan of Merger shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock (and Parent shall remain obligated to so pay and/or distribute).

          (g) NO LIABILITY. Neither the Exchange Agent, Parent, Acquisition Sub nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of twelve (12) months following the Effective Date, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.3. COMPANY WARRANTS AND OPTIONS. At the Effective Time, each of the
          ----------------------------
Company's then outstanding Company Warrants and Company Options (whether or not exercisable at the Effective Time), by virtue of the Merger and without any further action on the part of any holder thereof, shall be assumed by Parent and automatically converted, on the same terms, into a warrant or option to purchase a number of shares of Parent Common Stock (to be registered shares to the extent the option or warrant holder is, by the terms of the Company option plan or warrant in effect, entitled upon exercise of the option or warrant, to receive registered stock) determined by multiplying the number of shares of Company Common Stock covered by such Company Warrants and Company Options immediately prior to the Effective Time by two-thirds (2/3) (rounded up to the nearest whole number of shares), at an exercise price per share of Parent Common Stock equal to the exercise price in effect under such Company Warrants or Company Options immediately prior to the Effective Time divided by two-thirds (2/3) (rounded up to the nearest cent). The converted warrants and options shall be exercisable on the same terms and conditions as the existing Company Warrants and Company Options without however giving effect to any mandatory or permissive exercise arising by virtue of the Merger of the Company with the Subsidiary provided for herein.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "Company Options" shall mean and include any Unvested Company Option and any Vested Company Option.

          (b) "Unvested Company Option" shall mean each of the options to purchase Company Common Stock that is outstanding at the Effective Time, which is not exercisable immediately prior to the Effective Time pursuant to its terms in effect as of the date hereof.

          (c) "Vested Company Option" shall mean each of the options to purchase Company Common Stock that is outstanding at the Effective Time, which is exercisable immediately prior to the Effective Time pursuant to its terms in effect as of the date hereof.

                                  ARTICLE III.
                                  ------------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Acquisition Sub that, except as disclosed in the Company SEC Documents or the disclosure schedule dated the date hereof, certified by the President or Acting President of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule"):

     3.1.  ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.  Each of the
           ----------------------------------------------------
Company and the wholly-owned subsidiary of the Company set forth in the Company Disclosure Schedule (the "Company Sub"): (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey;
(b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as currently proposed to be conducted; and (c) is duly qualified and in good standing to do business in all jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, properties, Liabilities, assets, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Effect") of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company and the Company Sub, respectively, in each case as amended to the date hereof. As used in this Agreement, "Certificate" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

     3.2. EQUITY INVESTMENTS. The Company does not currently own any capital
          ------------------
stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity other than the Company Sub. Other than the Company Sub, the Company does not currently have any Subsidiaries. The Company owns 100% of the issued and outstanding capital stock of the Company Sub, free and clear of all Encumbrances. Except for the Company Options and the Company Warrants, there are no options, warrants, rights, calls, commitments or agreements of any character to which the Company or the Company Sub is a party or by which the Company or the Company Sub is bound calling for the issuance of shares of capital stock of the Company or the Company Sub or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities of the Company or the Company Sub.

     3.3.  CAPITAL STOCK; SECURITIES.  The authorized capital stock of the
           -------------------------
Company consists of 20,000,000 shares of Company Common Stock, of which 6,383,611 shares are outstanding as of November 18, 1997 and 1,000,000 shares of preferred stock with no par value, of which no shares are outstanding. As of November 30, 1997, the Company has outstanding warrants for 583,344 shares of Company Common Stock (with no shares of Company Common Stock reserved for such purpose) (collectively, the "Company Warrants") and (y) 675,000 shares of Company Common Stock reserved for issuance upon the exercise of 351,200 outstanding Company Options, of which 274,700 are Vested Company Options and 76,500 are Unvested Company Options. Other than the 583,344 outstanding Company Warrants and the 351,200 outstanding Company Options, the Company does not have outstanding any options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. There are no voting trusts, voting agreements (except in favor of the Merger), proxies (except as a part of voting agreements in favor of the Merger), first refusal rights, first offer rights, co-sale rights, transfer restrictions (other than restrictions imposed by federal or state securities laws) or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Common Stock to which the Company is a party or by which it is bound, or, to the best knowledge of the Company, among or between any persons other than the Company.

     3.4. AUTHORITY; NO CONSENTS.  The execution, delivery and performance by
          ----------------------
the Company of this Agreement, the Plan of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Plan of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the Related Agreements to which it is a party are, and the Plan of Merger when executed and delivered by the parties thereto will be, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Neither the execution, delivery and performance of this Agreement, the Plan of Merger or Related Agreements to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will: (a) conflict with; (b) result in any violations of; (c) cause a default under (with or without due notice, lapse of time or both); (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under; or (e) result in the creation of any Encumbrance on or against any assets, right or property of the Company under any term, condition or provision of: (x) any instrument or agreement to which the Company is a party, or, to the best knowledge of the Company, by which the Company or any of its properties, assets or rights may be bound (except as shall have been waived or with respect to which consent shall have been obtained prior to the Closing); (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights; or (z) the Company's Certificate or by-laws, as amended through the date hereof. Except as contemplated by this Agreement or the Plan of Merger, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement, the Plan of Merger or the Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) the S-4 and (B) such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby; (ii) such filings as may be required by the Over the Counter Bulletin Board Service with respect to Parent Common Stock to be issued in connection with the Merger and the Company Warrants to be assumed by Parent in the Merger; (iii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby; (iv) the distribution of the Stockholders' Materials with respect to the adoption by the Stockholders of this Agreement and the Plan of Merger; (v) the filing of the Plan of Merger with the Secretary of State of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; and (vi) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or materially impair the ability of the Company and the Stockholders to consummate the transactions contemplated by this Agreement or the Plan of Merger, including, without limitation, the Merger.

     3.5.  SEC DOCUMENTS.  The Company has furnished Parent with a correct and
           -------------
complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC on or after August 31, 1996 (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file (or otherwise did file) with the SEC on or after August 31, 1996. As of their respective dates, none of the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.


     3.6.  FINANCIAL STATEMENTS.  The financial statements of the Company
           --------------------
included in the Company SEC Documents (the "Company Financial Statements"): (a) complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principals ("GAAP"), consistently applied (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC); (b) were in accordance with the books and records of the Company; and (c) fairly present (subject, in the case of the unaudited statements, to normal, nonrecurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     3.7.  ABSENCE OF UNDISCLOSED LIABILITIES.  At August 31, 1997: (a) the
           ----------------------------------
Company had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent ("Liability")), which was not provided for or disclosed on the Company SEC Documents for the fiscal year ended August 31, 1997; and (b) all liability reserves established by the Company and set forth on the Company Financial Statements were adequate, in the good faith judgment of the Company, for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS No. 5")) which were not adequately provided for on the Company Financial Statements as required by FAS No. 5.


     3.8.  ABSENCE OF CHANGES.  Since August 31, 1997, the Company has been
           ------------------
operated in the ordinary course, consistent with past practice, and there has not been:


          (a) to the best knowledge of the Company, any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a Material Adverse Effect;

          (b) to the best knowledge of the Company, any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company, other than the license, sale or transfer of the Company's products to customers in the ordinary course of business;

          (c) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

          (d) any payment, discharge or satisfaction of any material Encumbrance or Liability or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any right of material value to the Company;

          (e) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Common Stock;

          (f) any issuance by the Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security (other than shares of Company Common Stock issued upon exercise of Company Options in accordance with the present terms thereof);

          (g) any termination of, or, to the best knowledge of the Company, indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person, or the assignment by the Company of any interest in any contract to which the Company is a party;

          (h) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

          (i) any increase in or modification or acceleration of compensation or benefits payable or to become payable to any officer, employee, consultant or agent of the

Company other than in the ordinary course, or the entering into of any employment contract with any officer or employee;

          (j) the making of any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or stockholder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

          (k) any change in the accounting methods or practices followed by the Company, or any change in depreciation or amortization policies or rates theretofore adopted by the Company;

          (l) any termination of employment of any officer or key employee of the Company or, to the best knowledge of the Company, any expression of intention by any officer or key employee of the Company to terminate such office or employment with the Company;

          (m) any amendments or changes in the Company's Certificate or by-laws;

          (n) to the best knowledge of the Company, the commencement of any litigation or other action by or against the Company; or

          (o) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (a) through (n) above.

     3.9.  TAX MATTERS.  The Company and each other corporation included in any
           -----------
consolidated or combined tax return in which the Company has been included: (a) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and (b) have paid and shall timely pay all Taxes required to have been paid on or before the Closing Date. All Taxes attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid have been adequately provided for on the Company Financial Statements and the Company will not accrue a Tax liability from the date of the Company Financial Statements up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business. The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given or requested with respect to the Company. Except as contested in good faith and disclosed in the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Financial Statements and no proposed additional Taxes have been asserted. The Company has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code nor is it a "personal holding company" within the meaning of
Section 542 of the Code. The Company has not agreed to, nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity: (x) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity; and (y) any liability for the payment of any amount of the type described in the immediately preceding clause
(x) as a result of: (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity; (ii) being a member of an affiliated or combined group; or (iii) any contractual obligations or otherwise.

     3.10. TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.  The
           ----------------------------------------------------------
Company has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected on the Company SEC Documents or acquired after August 31, 1997, except for: (a) those Encumbrances set forth in the Company Disclosure Schedule; (b) liens for current taxes not yet due and payable; (c) statutory mechanics and materialmen's liens; and (d) utility easements. As used in this Agreement, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     3.11.  INTELLECTUAL PROPERTY.  The Company Disclosure Schedule sets forth
            ---------------------
a list of all patents, copyrights, trademarks, tradenames and service marks and any licensed intellectual property rights (other than commercial or "shrink-wrap" licenses covering software generally available to the public on a retail basis) (collectively, "Intellectual Property Rights") of the Company. To the best knowledge of the Company, the ownership or use of such Intellectual Property Rights by the Company does not infringe on the intellectual property rights of others and the Company has not received notice alleging any such infringement, and, to the best knowledge of the Company, no third party is infringing on the Intellectual Property Rights of the Company. The Company is not obligated to pay any third party any royalty or fee for the use of the Intellectual Property Rights used in its business.

     3.12.  AGREEMENTS, ETC.  The Company Disclosure Schedule sets forth a true
            ---------------
and complete list of all written or oral contracts, agreements and other instruments to which the Company is a party and not made in the ordinary course of business, or made in the ordinary course of business and referred to in clauses (a) through (i) of this Section 3.12:

          (a) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

          (b) any collective bargaining contract or other contract with or commitment to any labor union;

          (c) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other liability at or at any time after the Effective Time, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

          (d) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

          (e) an indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or, if involving payments in excess of $25,000 per annum, for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (f) a contract or commitment for capital expenditures individually in excess of $25,000;

          (g) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code;

          (h) an agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000; or

          (i) an agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area.

The Company has furnished to Parent true and complete copies of all such agreements listed in the Company Disclosure Schedule and each such agreement:
(i) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles; (ii) to the best knowledge of the Company is in full force and effect; and (iii) to the best knowledge of the Company, the other party or parties thereto is or are not in material default thereunder.

     3.13.  NO DEFAULTS, ETC.  The Company has in all material respects
            ----------------
performed all the obligations required to be performed by it to date and is not in material default or, to the best knowledge of the Company, alleged to be in material default under: (a) its Certificate or by-laws; or (b) any material agreement, lease, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and, to the best knowledge of the Company, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing. To the best knowledge of the Company, no current customer has notified, or expressed an intention to notify, the Company that such customer will materially reduce the dollar amount of business it will do with the Company or cease doing business with the Company under circumstances where such notification or intention has been reported to an officer of the Company.

     3.14.  LITIGATION, ETC.  There are no: (a) actions, suits, claims,
            ---------------
investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the best knowledge of the Company, threatened against the Company, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority");
(b) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company; or (c) to the best knowledge of the Company, material disputes with customers or vendors, in each case, except for any such matter which would not have a material adverse effect on the Company.

     3.15.  COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.  To the best knowledge of
            ---------------------------------------
the Company, the Company has complied within the last five (5) years and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business, including, without limitation, the Food and Drug Administration of the United States Department of Health and Human Services ("FDA"), all Federal and state securities or "blue sky" laws and all laws and regulations relating to occupational safety and health and the environment. To the best knowledge of the Company, the Company has all material Federal, state, local and foreign governmental authorizations, security clearances, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted and as currently proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any thereof. To the best knowledge of the Company, all of the Company's full-time and temporary personnel who provide services in a manner or of the type that require specific certifications or clearances have provided such services at all times while having such certifications or clearances in full force and effect. Neither the Company nor, to the best knowledge of the Company, any of its full-time or part-time personnel has been cited or alleged by the FDA or other regulatory authority within the last five
(5) years as failing to comply with regulatory requirements or guidelines in the performance of services.

     3.16.  LABOR RELATIONS; EMPLOYEES.  The Company Disclosure Schedule sets
            --------------------------
forth the number of full-time and part-time employees of the Company and the primary locations at which such employees provide their services as of November 30, 1997. To the best knowledge of the Company: (a) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees; (b) Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for severance pay or any other payments; (c) the Company is in compliance in all material respects with all material Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours; and (d) there is no unfair labor practice, sexual harassment or other employment-related complaint pending or, to the best knowledge of the Company, threatened against the Company or any employee of the Company. To the best knowledge of the Company, no employee of the Company is in material violation of any term of any employment contract, confidentiality agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company or the execution and delivery of such agreement or contract by such employee.


     3.17.  EMPLOYEE BENEFIT PLANS AND CONTRACTS.
            ------------------------------------

           (a) The Company Disclosure Schedule identifies each "employee benefit plan," as defined in Section 1002(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee of the Company, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"). The Company has provided to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in

Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code or (C) an "affiliated service group," as defined in Section 414(m) of the Code or treasury regulations promulgated under
Section 414(o) of the Code, any of which includes the Company. Any Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in the Company Disclosure Schedule. For purposes of this Section 3.17 and
Section 4.17, "Employee" means any common law employee, consultant or director as to Section 3.17 of the Company, and as to Section 4.17, Parent.


          (b) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has provided Parent with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plans. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

          (c) No Employee Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). The Company has not within the past five (5) years incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan. If a "complete withdrawal" by the Company were to occur as of the Closing with respect to all Multiemployer Plans, the Company would not incur any withdrawal liability under Title IV of ERISA.

          (d) The Company Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company;
(iii) covers any Employee or former Employee; and (iv) under which the Company has any present or future obligation or liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Company's salary and wage arrangements). Such contracts, plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

          (e) The Company has provided, or will have provided, to individuals entitled thereto who are current or former Employees of the Company all required notices within the applicable time period and coverage pursuant to Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former Employees of the Company.

     3.18.  CERTAIN AGREEMENTS.  Neither the execution and delivery of this
            ------------------
Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise; (b) materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     3.19.  INSURANCE.  The Company maintains policies of liability, theft,
            ---------
fidelity, fire, product liability, workmen's compensation, indemnification of directors and officers and other similar forms of insurance. The Company Disclosure Schedule sets forth a history of all claims within the last five (5) years in excess of $50,000 made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies conform to the requirements set forth in the Company's customer contracts. The Company has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.


     3.20.  BROKERS.  The Company has not, nor have any of its officers,
            -------
directors, stockholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, the Plan of Merger or any of the Related Agreements.

     3.21.  RELATED TRANSACTIONS.  Except for compensation to regular employees
            --------------------
of the Company, no current or former director, officer or stockholder that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been during the last five (5) fiscal years: (a) a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof); or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.


     3.22.  BOARD APPROVAL.  The Board of Directors of the Company has
            --------------
unanimously: (a) approved this Agreement, the Plan of Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby; (b) determined that the Merger is in the best interests of the Stockholders of the Company and, subject to receipt of a fairness opinion, is on terms that are fair to such Stockholders; and (c) recommended that the Stockholders of the Company approve the Merger in accordance with the Plan of Merger and the New Jersey Statute. No other approvals are required other than that of the Board of Directors and Stockholders of the Company.


     3.23.  VOTE REQUIRED.  The affirmative vote of two-thirds (2/3) of the
            -------------
outstanding shares voting of the Company Common Stock approving the Merger, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Plan of Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby.

     3.24.  INFORMATION SUPPLIED.  None of the information supplied or to be
            --------------------
supplied by the Company or any Stockholder for inclusion in: (a) the S-4 will, at the time that the S-4 is filed with the SEC and at the time that the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (b) the Stockholders' Materials will, at the dates mailed to the Stockholders and at the effective date of the Stockholder

Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Stockholders' Materials will comply as to form in all material respects with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

     3.25.  COMPANY NOT AN INTERESTED STOCKHOLDER.  As of the date of this
            -------------------------------------
Agreement, neither the Company nor, to the best of the Company's knowledge, any of its Affiliates is an "Interested Stockholder" of Parent as such term is defined in Section 203 of the Delaware General Corporation Law.

     3.26.  DISCLOSURE.  No part of Article III of this Agreement (including
            ----------
the Company Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of the Company or any Stockholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     3.27.  KNOWLEDGE DEFINITION.  As used in this Agreement, "to the best
            --------------------
knowledge of the Company" and like phrases shall mean and include: (a) actual knowledge; and (b) that knowledge which a prudent businessperson (including the officers, directors and other key employees of the Company) would have obtained in the management of his or her business affairs after making due inquiry and exercising reasonable diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director or other key employee of the Company shall be imputed to be the knowledge of the Company.

     3.28.  COMPANY REFERENCE INCLUDES COMPANY SUBS.  Each reference to the
            ---------------------------------------
Company in this Article III shall be deemed to be a reference to the Company and the Company Sub, unless the context requires otherwise. Accordingly, the Company Disclosure Schedule shall include disclosures with respect to the Company Sub, as well as the Company, in response to the representations and warranties set forth in this Article III, as applicable.


                                  ARTICLE IV.
                                  -----------


          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

     Parent and Acquisition Sub, jointly and severally, represent and warrant to the Company that, except as disclosed in the Parent SEC Documents or the disclosure schedule dated the date hereof, certified by the President of Parent and delivered by Parent to the Company simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Parent Disclosure Schedule"):

     4.1.  ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.  Each of Parent
           ----------------------------------------------------
and Acquisition Sub: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and New Jersey, respectively; (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as currently proposed to be conducted, to enter into this Agreement, the Plan of Merger (in the case of Acquisition Sub) and each of the Related Agreements to which either is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; and (c) is duly qualified and in good standing in all jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Parent or Acquisition Sub.

Parent has delivered to the Company true and complete copies of the Certificate and by-laws of each of Parent and Acquisition Sub.

     4.2.  EQUITY INVESTMENTS.  Other than Cardiac Control Systems Far East,
           ------------------
Ltd. ("CCSFE") and Acquisition Sub, the Company does not currently have any Subsidiaries, nor does it currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. Parent owns 100% of the issued and outstanding capital stock of CCSFE, free and clear of all Encumbrances. Except for the Parent Options and the Parent Warrants, there are no options, warrants, rights, calls, commitments or agreements of any character to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound calling for the issuance of shares of capital stock of Parent or Acquisition Sub or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of Parent or any such other securities of Parent or Acquisition Sub.


     4.3.  CAPITAL STOCK; SECURITIES.  The authorized capital stock of Parent
           -------------------------
consists of 30,000,000 shares of Parent Common Stock, of which 2,648,739 shares are outstanding as of November 30, 1997. As of November 30, 1997, Parent has reserved (x) 690,965 shares of Parent Common Stock for issuance upon exercise of outstanding warrants (collectively, the "Parent Warrants") and (y) 413,165 shares of Parent Common Stock for issuance upon the exercise of outstanding options (the "Parent Options"), of which 373,356 are vested Parent Options and 39,809 are unvested Parent Options. Other than the 690,965 outstanding Parent Warrants and the 413,165 outstanding Parent Options, Parent does not have outstanding any options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. There are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, transfer restrictions (other than restrictions imposed by federal or state securities laws) or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Parent Common Stock to which Parent is a party or by which it is bound, or, to the best knowledge of Parent, among or between any persons other than Parent. All outstanding shares of Parent Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II and the Plan of Merger, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

     4.4.  AUTHORITY; NO CONSENTS.  The execution, delivery and performance
           ----------------------
by Parent of this Agreement and each of the Related Agreements to which it is a party, the execution, delivery and performance of this Agreement and the Plan of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and this Agreement is, and the Plan of Merger when executed and delivered by Acquisition Sub, as contemplated hereby, will be, the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which it is a party, the execution, delivery and performance of this Agreement and the Plan of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will: (a) conflict with; (b) result in any violations of; (c) cause a default under (with or without due notice, lapse of time or both); (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under; or (e) result in the creation of any Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of: (x) any instrument or agreement to which Parent or Acquisition Sub is a party, or, to the best knowledge of Parent, by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound (except as shall have been waived or with respect to which consent shall have been obtained prior to the Closing); (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights; or (z) Parent's or Acquisition Sub's Certificate or by-laws, as amended through the date hereof. Except as contemplated by this Agreement or the Plan of Merger, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Plan of Merger or the Related Agreements to which they are party or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of (A) the S-4 and (B) such reports and information under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby; (ii) such filings as may be required by the Over the Counter Bulletin Board Service with respect to Parent Common Stock to be issued in connection with the Merger and the Company Warrants to be assumed by Parent in the Merger; (iii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby; (iv) the filing of the Plan of Merger with the Secretary of State of the State of New Jersey; and (v) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent or materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, the Merger.

     4.5.  SEC DOCUMENTS.  Parent has furnished the Company with a correct and
           -------------
complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after March 31, 1996 (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC on or after March 31, 1996. As of their respective dates, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.


     4.6.  FINANCIAL STATEMENTS.  The financial statements of Parent included
           --------------------
in the Parent SEC Documents (the "Parent Financial Statements"): (a) complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, consistently applied (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB promulgated by the SEC); (b) were in accordance with the books and records of Parent; and (c) fairly present (subject, in the case of the unaudited statements, to normal, nonrecurring audit adjustments) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     4.7.  ABSENCE OF UNDISCLOSED LIABILITIES.  At September 30, 1997:
           ----------------------------------
           (a) Parent had no Liability which was not provided for or disclosed on the Parent SEC Documents for the quarter period ended for September 30, 1997; and (b) liability reserves established by Parent and set forth thereon were adequate, in the good faith judgment of Parent, for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in FAS No. 5) which were not adequately provided on the Parent Financial Statements as required by FAS No. 5.

     4.8.  ABSENCE OF CHANGES.  Since September 30, 1997, Parent has been
           ------------------
operated in the ordinary course, consistent with past practice, and there has not been:

          (a) to the best knowledge of Parent, any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a Material Adverse Effect;

          (b) to the best knowledge of Parent, any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by Parent, other than the license, sale or transfer of Parent's products to customers in the ordinary course of business;

          (c) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of Parent, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of Parent;

          (d) any payment, discharge or satisfaction of any material Encumbrance or Liability or any cancellation by Parent of any material debts or claims or any amendment, termination or waiver of any right of material value to Parent;

          (e) any stock split, reverse stock split, combination, reclassification or recapitalization of any Parent Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of Parent Common Stock;

          (f) any issuance by Parent of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

          (g) any termination of, or, to the best knowledge of Parent, indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between Parent and any other person, or the assignment by Parent of any interest in any contract to which Parent is a party;

          (h) any material write-down or write-up of the value of any asset of Parent, or any material write-off of any accounts receivable or notes receivable of Parent or any portion thereof;

          (i) any increase in or modification or acceleration of compensation or benefits payable or to become payable to any officer, employee, consultant or agent of Parent other than in the ordinary course, or the entering into of any employment contract with any officer or employee;

          (j) the making of any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or stockholder of Parent, other than advances to employees in the ordinary course of business for travel and similar business expenses;

          (k) any change in the accounting methods or practices followed by Parent, or any change in depreciation or amortization policies or rates theretofore adopted by Parent;

          (l) any termination of employment of any officer or key employee of Parent or, to the best knowledge of Parent, any expression of intention by any officer or key employee of Parent to terminate such office or employment with Parent;

          (m) any amendments or changes in Parent's Certificate or by-laws;

          (n) to the best knowledge of Parent, the commencement of any litigation or other action by or against Parent; or

          (o) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for Parent to take any of the actions specified in items (a) through (i) above.

     4.9.  TAX MATTERS.  Parent and each other corporation included in any
           -----------
consolidated or combined tax return in which Parent has been included: (a) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Parent Returns") with the appropriate governmental agencies in all jurisdictions in which Parent Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and (b) have paid and shall timely pay all Taxes required to have been paid on or before the Closing Date. All Taxes attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid have been adequately provided for on the Parent Financial Statements and Parent will not accrue a Tax liability from the date of the Parent Financial Statements up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business. Parent has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Parent Return, and no waivers of statutes of limitations have been given or requested with respect to Parent. Except as contested in good faith and disclosed in the Parent Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Parent Return have been fully paid or are adequately provided for on the Parent Financial Statements and no proposed additional Taxes have been asserted. Parent has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code nor is it a "personal holding company" within the meaning of Section 542 of the Code. Parent has not agreed to, nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Parent will not incur a Tax liability resulting from Parent ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns.

     4.10.  TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.  Parent
            ----------------------------------------------------------
has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected on the Parent SEC Documents or acquired after September 30, 1997, except for: (a) those Encumbrances set forth in the Parent Disclosure Schedule; (b) liens for current taxes not yet due and payable; (c) statutory mechanics and materialmen's liens; and (d) utility easements.

     4.11.  INTELLECTUAL PROPERTY.  The Parent Disclosure Schedule sets forth
            ---------------------
a list of all Intellectual Property Rights of Parent. To the best knowledge of Parent, the ownership or use of such Intellectual Property Rights by Parent does not infringe on the intellectual property rights of others and Parent has not received notice alleging any such infringement, and, to the best knowledge of Parent, no third party is infringing on the Intellectual Property Rights of Parent. Parent is not obligated to pay any third party any royalty or fee for the use of the Intellectual Property Rights used in its business.

     4.12.  AGREEMENTS, ETC.  The Parent Disclosure Schedule sets forth a true
            ---------------
and complete list of all written or oral contracts, agreements and other instruments to which Parent is a party and not made in the ordinary course of business, or made in the ordinary course of business and referred to in clauses
(a) through (i) of this Section 4.12:


          (a) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

          (b) any collective bargaining contract or other contract with or commitment to any labor union;

          (c) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from Parent in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other liability at or at any time after the Effective Time, or in which Parent has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

          (d) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

          (e) an indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or, if involving payments in excess of $25,000 per annum, for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (f) a contract or commitment for capital expenditures individually in excess of $25,000;

          (g) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code;

          (h) an agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000; or

          (i) an agreement which restricts Parent from engaging in any aspect of its business or competing in any line of business in any geographic area.

Parent has furnished to the Company true and complete copies of all such agreements listed in the Parent Disclosure Schedule and each such agreement: (i) is the legal, valid and binding obligation of Parent and, to the best knowledge of Parent, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles; (ii) to the best knowledge of Parent is in full force and effect; and (iii) to the best knowledge of Parent, the other party or parties thereto is or are not in material default thereunder.

     4.13.  NO DEFAULTS, ETC.  Parent has in all material respects performed all
            ----------------
the obligations required to be performed by it to date and is not in material default or, to the best knowledge of Parent, alleged to be in material default under: (a) its Certificate or by-laws; or (b) any material agreement, lease, contract, commitment, instrument or obligation to which Parent is a party or by which any of its properties, assets or rights are or may be bound or affected, and, to the best knowledge of Parent, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing. To the best knowledge of Parent, no current customer has notified, or expressed an intention to notify Parent that such customer will materially reduce the dollar amount of business it will do with Parent or cease doing business with Parent.

     4.14.  LITIGATION, ETC.  There are no: (a) Actions pending, or to the best
            ---------------
knowledge of Parent, threatened against Parent, whether at law or in equity, or before or by any Governmental Authority; (b) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Parent; or (c) to the best knowledge of the Parent, material disputes with customers or vendors, in each case, except for any such matter which would not have a material adverse effect of Parent.

     4.15.  COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS.  To the best knowledge of
            ---------------------------------------
Parent, Parent has complied within the last five (5) years and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business, including, without limitation, the FDA, all Federal and state securities or "blue sky" laws and all laws and regulations relating to occupational safety and health and the environment. To the best knowledge of Parent, Parent has all material Federal, state, local and foreign governmental authorizations, security clearances, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted and as currently proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of Parent, threatened to revoke or limit any thereof. To the best knowledge of Parent, all of Parent's full-time and temporary personnel who provide services in a manner or of the type that require specific certifications or clearances have provided such services at all times while having such certifications or clearances in full force and effect. Neither Parent nor, to the best knowledge of Parent, any of its full-time or part-time personnel has been cited or alleged by the FDA or other regulatory authority within the last five (5) years as failing to comply with regulatory requirements or guidelines in the performance of services.

     4.16.  LABOR RELATIONS; EMPLOYEES.  The Parent Disclosure Schedule sets
            --------------------------
forth the number of full-time and part-time employees of Parent and the primary locations at which such employees provide their services as of November 30, 1997. To the best knowledge of Parent: (a) Parent is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees; (b) Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for severance pay or any other payments; (c) Parent is in compliance in all material respects with all material Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours; and (d) there is no unfair labor practice, sexual harassment or other employment-related complaint pending or, to the best knowledge of Parent, threatened against Parent or any employee of Parent. To the best knowledge of Parent, no employee of Parent is in material violation of any term of any employment contract, confidentiality agreement or any other contract or agreement relating to the relationship of such employee with Parent or any other party because of the nature of the business conducted or proposed to be conducted by Parent or the execution and delivery of such agreement or contract by such employee.

     4.17.  EMPLOYEE BENEFIT PLANS AND CONTRACTS
            ------------------------------------

          (a) The Parent Disclosure Schedule identifies each "employee benefit plan," as defined in Section 1002(3) of ERISA, and all other material written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between Parent and any Employee of Parent, but excluding workers' compensation, unemployment compensation, other government-mandated programs and Parent's salary and wage arrangements) currently or previously maintained, contributed to or entered into by Parent or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which Parent or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"). Parent has provided to the Company true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code or (C) an "affiliated service group," as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Parent. Any Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in the Parent Disclosure Schedule.

          (b) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Parent has provided the Company with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plans. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

          (c) No Employee Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). Parent has not within the past five (5) years incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan. If a "complete withdrawal" by Parent were to occur as of the Closing with respect to all Multiemployer Plans, Parent would not incur any withdrawal liability under Title IV of ERISA.

          (d) The Parent Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by Parent; (iii) covers any Employee or former Employee; and (iv) under which Parent has any present or future obligation or liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and Parent's salary and wage arrangements). Such contracts, plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

          (e) Parent has provided, or will have provided, to individuals entitled thereto who are current or former Employees of Parent all required notices within the applicable time period and coverage pursuant to Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former Employees of Parent.

     4.18.  CERTAIN AGREEMENTS.  Neither the execution and delivery of this
            ------------------
Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Parent from Parent, under any Employee Plan, Benefit Arrangement or otherwise; (b) materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement; or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     4.19.  INSURANCE.  Parent maintains policies of liability, theft, fidelity,
            ---------
fire, product liability, workmen's compensation, indemnification of directors and officers and other similar forms of insurance. The Parent Disclosure Schedule sets forth a history of all claims within the last five (5) years in excess of $50,000 made by Parent thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of Parent, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies conform to the requirements set forth in the Parent's customer contracts. Parent has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

     4.20.  BROKERS.  Neither Parent, Acquisition Sub, nor any of their
            -------
respective officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, the Plan of Merger or any of the Related Agreements.

     4.21.  RELATED TRANSACTIONS.  Except for compensation to regular employees
            --------------------
of Parent, no current or former director, officer or stockholder that is an affiliate of Parent or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been during the last five (5) fiscal years: (a) a party to any transaction with Parent (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of Parent or associate thereof); or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of Parent (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than Parent which relates to the business of, or should properly accrue to Parent.

     4.22.  BOARD APPROVAL.  The Board of Directors of Parent and Acquisition
            --------------
Sub have: (a) approved this Agreement, the Plan of Merger and each of the Related Agreements to which either is a party and the transactions contemplated hereby and thereby; (b) determined that the Merger is in the best interests of the stockholders of Parent and Acquisition Sub and is on terms that are fair to such stockholders; and (c) recommended that the stockholders of Acquisition Sub approve the Merger in accordance with the Plan of Merger and the New Jersey statute. No other approvals are required other than that of the Board of Directors of Parent and the Board of Directors and stockholder of Acquisition Sub.

     4.23.  INFORMATION SUPPLIED.  None of the information supplied or to be
            --------------------
supplied by Parent or Acquisition Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC and at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     4.24.  ACQUISITION SUB.  Acquisition Sub is a newly formed wholly-owned
            ---------------
subsidiary of Parent, currently is not and has not engaged in business and currently has no assets or liabilities of a material nature.

     4.25.  DISCLOSURE.  No part of Article IV of this Agreement nor any
            ----------
document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to the Company by or on behalf of Parent or Acquisition Sub pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     4.26.  KNOWLEDGE DEFINITION.  As used in this Agreement, "to the best
            --------------------
knowledge of Parent" and like phrases shall mean and include: (a) actual knowledge; and (b) that knowledge which a prudent businessperson (including the officers, directors and other key employees of Parent) would have obtained in the management of his or her business affairs after making due inquiry and exercising reasonable diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director or other key employee of Parent shall be imputed to be the knowledge of Parent.

     4.27.  PARENT REFERENCE INCLUDES CCSFE.  Each reference to Parent in this
            -------------------------------
Article IV shall be deemed to be a reference to Parent and CCSFE, unless the context requires otherwise. Accordingly, the Parent Disclosure Schedule shall include disclosures with respect to CCSFE, as well as Parent, in response to the representations and warranties set forth in this Article IV, as applicable.


                                   ARTICLE V.
                                   ----------

                               RELATED AGREEMENTS


     5.1.  VOTING AGREEMENT.  The T Partnership, LLP, a New Jersey limited
           ----------------
liability partnership ("The T Partnership") shall enter into a Voting Agreement and Irrevocable Proxy with Parent and the Company in the form of Exhibit 5.1
                                                                 -----------
attached hereto (the "Voting Agreement"), providing, among other things, that such Stockholder shall vote in favor of or consent in writing to the Merger and shall not transfer its shares of Company Common Stock prior to the Effective Date (as defined therein).

     5.2.  AFFILIATE AGREEMENTS.  The Company shall use its best efforts to
           --------------------
cause each of the persons (within the meaning of Rule 145) who or which are, in Parent's reasonable judgment on the date hereof, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act ("Rule 145") and identified as such on Schedule 5.2
                                                                    ------------
attached hereto (each such person, together with the persons identified pursuant to Section 6.16 hereof after the date hereof, a "Rule 145 Affiliate"), to, on or prior to the date of filing of the S-4 with the SEC, enter into a Company Affiliate Agreement with Parent, effective as of the Effective Time (collectively, the "Company Affiliate Agreements; together with the Voting Agreement, the "Related Agreements"), in the form of Exhibit 5.2 attached hereto; providing, among other
                             -----------
things, that such persons shall receive certain registration rights, and not transfer their shares of Company Common Stock following the Effective Time, except as provided therein. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of creating
Schedule 5.2. Parent and Acquisition Sub shall be entitled to place legends on
------------
the certificates evidencing any Parent Common Stock to be received by each Rule 145 Affiliate pursuant to the terms of this Agreement and the Plan of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Company Affiliate Agreements, whether or not the Company Affiliate Agreements are actually delivered to Parent.


                                  ARTICLE VI.
                                  -----------

    CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS


     6.1.  ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY.
           ---------------------------------------------------------------

          (a) From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 11.1 hereof (the "Executory Period"), each Party shall afford: (i) to the officers, independent certified public accountants, counsel and other representatives of the other Party, free and full access at all reasonable times to all properties, books and records (including tax returns filed and those in preparation) of such Party, in order that the other Party and such other persons may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of such Party; and (ii) to the independent certified public accountants of the other Party, free and full access at all reasonable times to the work papers of the independent certified public accountants for such Party. Additionally, each Party will permit the other Party to make such reasonable inspections of such Party and its respective operations during normal business hours as the other Party may reasonably require and each Party will cause its officers to furnish to the other Party and such other persons, such additional financial and operating data and other information as to the business and properties of such Party as the other Party or such other persons shall from time to time reasonably request. No investigation pursuant to this Section 6.1, or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of any Party made in
this Agreement.   As used in this Agreement, except as modified in Section 6.4, the term "Party" shall mean and refer to the Company, on the one hand, and Parent and Acquisition Sub, on the other hand.

          (b) Reference is made to the Confidentiality Agreement dated September 11, 1997, between the Company and Parent, which is hereby confirmed by the parties hereto and is and shall remain in full force and effect in accordance with its terms, and each of Parent and Company shall observe and perform its respective obligations thereunder. Acquisition Sub hereby affirms as if original signatory to the Confidentiality Agreement referenced above.

     6.2.  OPERATION OF BUSINESS OF THE COMPANY.  During the Executory Period,
           ------------------------------------
the Company will operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, the Company shall not, without the prior written consent of Parent, except as legally required and as required under Section 7.7 or 7.8:

(a) take any action that would result in any of the representations and warranties of the Company herein becoming untrue or in any of the conditions to the Merger not being satisfied; or (b) take or cause to occur any of the actions or transactions described in Section 3.8 hereof.

     6.3.  OPERATION OF BUSINESS OF THE PARENT.  During the Executory Period,
           -----------------------------------
Parent will operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, Parent shall not, without the prior written consent of the Company, except as legally required and as required under Section 7.7 or 7.8: (a) take any action that would result in any of the representations and warranties of Parent herein becoming untrue or in any of the conditions to the Merger not being satisfied; or (b) take or cause to occur any of the actions or transactions described in
Section 4.8 hereof.

     6.4.  NEGOTIATION WITH OTHERS.
           -----------------------

          (a) During the Executory Period, neither Party (which solely for purposes of this Section 6.4 shall include The T Partnership or any of its partners) shall, and neither Party shall permit any agent or other representative of such Party to, directly or indirectly: (i) solicit, initiate or engage in discussions or engage in negotiations with any person (whether such negotiations are initiated by the Party or otherwise) or take any other action to facilitate the efforts of any person, relating to the possible acquisition of a Party (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (any such acquisition being referred to as an "Acquisition Transaction"); (ii) provide information to any person, other than a Party, relating to a possible Acquisition Transaction; (iii) enter into an agreement with any person, other than a Party, relating to a possible Acquisition Transaction; (iv) consummate an Acquisition Transaction with any person other than a Party or enter into an agreement with any person, other than a Party, providing for a possible Acquisition Transaction; or (v) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Transaction, unless all Parties are a party to such Acquisition Transaction; provided, however, that
                                                     --------  -------
nothing contained herein shall prohibit the Board of Directors of the Company or Parent, respectively, from furnishing information to, or entering into discussions or negotiations with (i) any unaffiliated third party that makes or is proposing to make an unsolicited written, bona fide offer with respect to an Acquisition Transaction, if the Board of Directors of the Company or Parent, respectively, based upon the written advice of outside legal counsel, respectively, determines in good faith that such action is necessary for the Board of Directors of the Company or Parent, respectively, to comply with its fiduciary duties under applicable law (such unsolicited written, bona fide offer being referred to herein as a "Superior Proposal") and prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company or Parent provides, respectively, written notice to the other Party, and (ii) such parties who have made proposals, formal or informal, which may become a Superior Proposal as to which either Company or Parent has advised the other, in writing, prior to the date of this Agreement. If either the Company or Parent receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Transaction, such Party shall notify the other Party thereof, including information as to the identity of the party making such offer or proposal and the specific terms of such offer or proposal, as the case may be.

          (b) During the Executory Period, notwithstanding anything contained herein to the contrary, neither Party shall enter into or consummate an Acquisition Transaction with a party other than the other Party unless it shall have terminated this Agreement pursuant to Section 11.1(h).

     6.5.  PREPARATION OF S-4; OTHER FILINGS.  As promptly as practicable after
           ---------------------------------
the date of this Agreement, Parent and the Company shall properly prepare and file with the SEC a Registration Statement on Form S-4 with respect to the Merger Shares, the shares of Parent Common Stock to be issued in exchange for Vested Company Options and the shares of Parent Common Stock reserved for issuance upon exercise of the assumed Unvested Company Options and Company Warrants (as to which the option or warrant holder is, by the terms of the Company option plan or warrant in effect, entitled upon exercise of the option or warrant, to receive registered stock) (the "S-4"), in which the Stockholder Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Stockholder Statement to be mailed to the Stockholders at the earliest practicable time, but in any event within five (5) Business Days after the S-4 has been declared effective by the SEC. As promptly as practicable after the date of this Agreement, Parent and the Company shall properly prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or state laws and Parent shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case, relating to the Merger and the transactions contemplated by this Agreement and the Plan of Merger (collectively, the "Other Filings"). The Company shall promptly furnish Parent with all information concerning the Company and the Stockholders as may be reasonably required in connection with any action contemplated by this Section 6.5. Each Party will notify the other Party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 or any Other Filing or for additional information and will supply the other Party with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Merger or any Other Filing. Each Party shall promptly provide the other Party (or its counsel) copies of all filings made by such Party with any Governmental Authority in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. The S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to the S-4 or any Other Filing, Parent or the Company, as the case may be, shall promptly inform the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Stockholders of the Company, such amendment or supplement.

     6.6.  ADVICE OF CHANGES.  The Company and Parent shall confer on a regular
           -----------------
and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on itself or which could impair (negatively or positively) its financial projections or forecasts.

     6.7.  LETTER OF THE COMPANY'S ACCOUNTANTS.  The Company shall use its best
           -----------------------------------
efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick, LLP, the Company's independent accountant, dated a date within two (2) Business Days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (and, if requested, a bring-down comfort letter at the closing of the Merger).

     6.8.  LETTER OF PARENT'S ACCOUNTANTS.  Parent shall use its best efforts to
           ------------------------------
cause to be delivered to the Company a letter of BDO Seidman, LLP, Parent's independent public accountants, dated a date within two (2) Business Days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (and, if requested, a bring-down comfort letter at the closing of the Merger).

     6.9.  STOCKHOLDERS' APPROVAL.  The Company shall: (a) call a special
           ----------------------
meeting of the Stockholders (the "Stockholders' Meeting") within 20 days (or such other period as may be required by applicable law) after the S-4 shall have been declared effective by the SEC for the purpose of obtaining the approval of the Merger, this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (the "Stockholder Action"); and (b) recommend (provided there has been no Superior Proposal) that the Stockholders vote in favor of the Merger and approve this Agreement and the Plan of Merger and take or cause to be taken all such other action as may be required by the New Jersey Statute and any other applicable law in connection with the Merger, this Agreement and the Plan of Merger, in each case as promptly as possible. The Company shall prepare and distribute any written notice and other materials relating to the Stockholder Action, including, without limitation, a proxy statement (the "Stockholder Statement"), in accordance with the Certificate and by-laws of the Company, the New Jersey Statute and any other Federal and state laws relating to the Merger, such Stockholders' Meeting or any other transaction relating to or contemplated by this Agreement (collectively, the "Stockholders' Materials"); provided, however, that Parent and its counsel shall have the
             --------  -------
opportunity to review all Stockholders' Materials prior to delivery to the Stockholders, and all Stockholders' Materials shall be in form and substance reasonably satisfactory to Parent and its counsel; provided, further, however,
                                                   --------  -------  -------
that if any event occurs which should be set forth in an amendment or supplement to any Stockholders' Materials, the Company shall promptly inform Parent thereof (or, if such event relates solely to Parent, Parent shall promptly inform the Company thereof), and the Company shall promptly prepare an amendment or supplement in form and substance satisfactory to Parent in accordance with the Certificate and by-laws of the Company, the New Jersey Statute and any other Federal or state laws.

     6.10.  LEGAL CONDITIONS TO MERGER.  Each Party shall take all reasonable
            --------------------------
actions necessary to comply promptly with all legal requirements which may be imposed on such Party with respect to the Merger and will take all reasonable action necessary to cooperate with and furnish information to the other Party in connection with any such requirements imposed upon such other Party in connection with the Merger. Each Party shall take all reasonable actions necessary: (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other Party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such Party (or by the other Party) in connection with the Merger or the taking of any action contemplated by this Agreement or the Plan of Merger; (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such Party to consummate the transactions contemplated hereby; and (c) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement.

     6.11.  CONSENTS.  Each Party shall use its best efforts, and the other
            --------
Party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of the Company substantially as presently conducted and as proposed to be conducted.

     6.12.  EFFORTS TO CONSUMMATE.  Subject to the terms and conditions herein
            ---------------------
provided, each of the Parties hereto shall, in good faith, use reasonable effort to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and by the Plan of Merger and to satisfy or cause to be satisfied all conditions precedent that are applicable to each such Party that are set forth in this Agreement as soon as reasonably practicable.

     6.13.  NOTICE OF PROSPECTIVE BREACH.  Each Party hereto shall immediately
            ----------------------------
notify the other Party in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

     6.14.  PUBLIC ANNOUNCEMENTS.  Each Party hereto agrees that, subject to
            --------------------
public disclosure and other legal and regulatory obligations, none of them shall issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of the other Parties. Each Party further agrees that no Party shall unreasonably withhold their written consent to the issuance of a public disclosure referred to in this
Section 6.14.

     6.15.  AFFILIATES.  Within ten (10) Business Days prior to the effective
            ----------
date of the Stockholder Action, Parent and the Company shall amend Schedule 5.2
                                                                   ------------
hereto to add the names and addresses of any other person (within the meaning of Rule 145) that Parent reasonably identifies as being a person who may be deemed to be a Rule 145 Affiliate of the Company within the meaning of Rule 145; provided, however, that no such person identified by Parent shall be added to
--------  -------
the list of Rule 145 Affiliates of the Company if Parent shall receive from the Company, on or before the Effective Time, an opinion of counsel reasonably satisfactory to Parent to the effect that such person is not a Rule 145 Affiliate. The Company shall use its best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, from each of such additional Rule 145 Affiliates a Company Affiliate Agreement.

     6.16.  PREFERRED STOCK; SECURED PROMISSORY NOTE.  Parent and The T
            ----------------------------------------
Partnership agree that: (a) the designation of the Series A Preferred Stock of the Surviving Corporation, which shall be convertible into shares of Parent Common Stock, shall be as set forth in Exhibit 1.4 attached hereto, and such
                                       ----------
number of shares of Preferred Stock having a liquidation value equal to $1,000,000 of the Company's indebtedness outstanding and due to The T Partnership at the time of the Closing shall be issued in redemption of $1,000,000 of such indebtedness; (b) Parent shall execute a conditional note for the benefit of The T Partnership in the form set forth in Exhibit 6.16(b)
                                                          ---------------
attached hereto; and (c) Parent shall execute a secured promissory note for the remaining amount of the Company's indebtedness to The T Partnership substantially in the form set forth in Exhibit 6.16(c) attached hereto.
                                       ---------------


                                  ARTICLE VII.
                                  ------------

                CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS


     The obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by each other Party:

     7.1.  STOCKHOLDER APPROVAL; AGREEMENT OF MERGER.  This Agreement, the Plan
           -----------------------------------------
of Merger and the Merger shall have been approved and adopted by at least two-thirds (2/3) of the outstanding shares voting of Company Common Stock, and the Plan of Merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of New Jersey.

     7.2.  APPROVALS.  All authorizations, consents, orders or approvals of, or
           ---------
declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

     7.3.  LEGAL ACTION.  No temporary restraining order, preliminary injunction
           ------------
or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

     7.4.  S-4.  The S-4 shall have become effective under the Securities Act
           ---
and shall not be the subject of any stop order or proceeding seeking a stop order.

     7.5.  LEGISLATION.  No Federal, state, local or foreign statute, rule or
           -----------
regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or the Plan of Merger or any of the conditions to the consummation of such transactions.

     7.6.  BID PRICE RATIO.  The ratio of the closing bid price of a share of
           ---------------
Parent Common Stock to a share of Company Common Stock shall not be greater than
2.25 nor less than .75 based on the average of closing bid prices for any ten
(10) day period ending on and including the second NASDAQ trading day immediately preceding the Closing Date and rounding the result of such average to the nearest 1/100ths; provided, however, this condition shall be deemed
                         -----------------
satisfied if, notwithstanding the ratio, the Board of Directors of both Parent and Company: (i) elect to proceed with the Plan of Merger; and (ii) agree upon a revised exchange ratio under Section 2.1(c) which reasonably reflects the change in values having caused the applicable increase or decrease in the ratio.

     7.7.  FINANCING.   A minimum of $7,000,000 in financing on terms acceptable
           ---------
to both Parent and the Company shall have been obtained; provided, however, that
                                                         --------  -------
if Parent's current senior lenders, Sirrom Capital Corporation and Coast Business Credit, both agree to remain creditors of Parent after the Effective Time, then a minimum of $4,000,000 must be obtained in addition to a minimum of $2,500,000 of existing financing.


                                 ARTICLE VIII.
                                 -------------

            CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB.


     The obligations of Parent to perform this Agreement and to consummate the transactions contemplated hereby and of Acquisition Sub to perform this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

     8.1.  REPRESENTATIONS AND WARRANTIES.  The representations and warranties
           ------------------------------
of the Company set forth in Article III hereof shall in each case be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the effective date of the Stockholder Action and as of the Closing Date as though made at and as of such dates, respectively.

     8.2.  PERFORMANCE OF OBLIGATIONS OF THE COMPANY.  The Company shall have
           -----------------------------------------
performed in all material respects the obligations required to be performed by it under this Agreement and the Plan of Merger prior to or as of the Closing Date.

     8.3.  AUTHORIZATION OF MERGER.  All action necessary to authorize the
           -----------------------
execution, delivery and performance of this Agreement, the Plan of Merger and the Related Agreements by the Company and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the board of directors and the Stockholders of the Company, and the Parent shall have received copies of all such resolutions certified by the Secretary of the Company. The Company and the Stockholders of the Company shall have full power and right to effect the Merger on the terms provided herein.

     8.4.  CERTIFICATE.  Parent and Acquisition Sub shall have received a
           -----------
certificate dated the Closing Date, signed by the President or Acting President of the Company as to the satisfaction of the conditions contained in Sections
8.1 through 8.3, except to the extent waived by Parent and Acquisition Sub.

     8.5.  OPINION OF THE COMPANY'S COUNSEL.  Parent and Acquisition Sub shall
           --------------------------------
have received an opinion dated the Closing Date of Saiber Schlesinger Satz & Goldstein ("SSS&G"), counsel to the Company, reasonably satisfactory in form and substance to Parent and Acquisition Sub.

     8.6.  ACCEPTANCE BY COUNSEL TO PARENT AND ACQUISITION SUB.  The form and
           ---------------------------------------------------
substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. ("GTH"), counsel for Parent and Acquisition Sub.

     8.7.  CONSENTS AND APPROVALS.  Parent and Acquisition Sub shall have
           ----------------------
received duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub.

     8.8.  GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.  All consents,
           ----------------------------------------
authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement, the Plan of Merger and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby shall have been obtained or made.

     8.9.  RELATED AGREEMENTS.  Each of the Related Agreements shall be in full
           ------------------
force and effect as of the Effective Time in accordance with the respective terms thereof, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.


                                  ARTICLE IX.
                                  -----------

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY.


     The obligations of the Company to perform this Agreement and the Plan of Merger, and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

     9.1.  REPRESENTATIONS AND WARRANTIES.  The representations and warranties
           ------------------------------
of Parent and Acquisition Sub set forth in Article IV hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively.

     9.2.  PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB.  Parent
           --------------------------------------------------------
and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Plan of Merger prior to or as of the Closing Date.

     9.3.  AUTHORIZATION OF MERGER.  All action necessary to authorize the
           -----------------------
execution, delivery and performance of this Agreement and the Related Agreements by Parent, the execution, delivery and performance of this Agreement and the Plan of Merger by Acquisition Sub, and the consummation of the transactions contemplated hereby and by the Plan of Merger shall have been duly and validly taken by the board of directors of Parent and Acquisition Sub and by Parent as the sole stockholder of Acquisition Sub, and the Company shall have received copies of all such resolutions certified by the respective Secretary of Parent and Acquisition Sub.

     9.4.  CERTIFICATE.  Parent and Acquisition Sub shall have received a
           -----------
certificate dated the Closing Date, signed by the President of each of Parent and Acquisition Sub as to the satisfaction of the conditions contained in Sections 9.1 through 9.3, except to the extent waived by the Company.

     9.5.  OPINION OF COUNSEL TO PARENT AND ACQUISITION SUB.  The Company shall
           ------------------------------------------------
have received an opinion dated the Closing Date of GTH in form and substance reasonably satisfactory to the Company.

     9.6.  TAX OPINION.  The Company shall have received an opinion in form and
           -----------
substance satisfactory to the Company or SSSG, counsel for the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Acquisition Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In connection with such opinion, counsel shall be entitled to rely upon certain representations of Parent, Acquisition Sub and the Company and certain stockholders of the Company.

     9.7.  ACCEPTANCE BY COUNSEL TO THE COMPANY.  The form and substance of all
           ------------------------------------
legal matters contemplated herein and of all papers delivered hereunder shall be reasonably acceptable to SSSG.

     9.8.  CONSENTS AND APPROVALS.  The Company shall have received duly
           ----------------------
executed copies of all consents and approvals contemplated by this Agreement or the Parent Disclosure Schedule, in form and substance satisfactory to the Company.

     9.9.  GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC.  All consents,
           ----------------------------------------
authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent and Acquisition Sub of this Agreement and the Related Agreements and by Acquisition Sub of the Plan of Merger and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby shall have been obtained or made.

     9.10.  APPOINTMENT OF DIRECTORS.  The Board of Directors of Parent shall
            ------------------------
have taken such action as shall be necessary to expand the size of Parent's Board of Directors and to appoint two (2) individuals designated by the Company and reasonably acceptable to Parent as directors of Parent to serve on Parent's Board of Directors until the next annual meeting of the stockholders of Parent. Parent shall continue to nominate such individuals at the next three (3) successive annual meetings of the stockholders immediately following the next annual meeting of the stockholders in the same manner and on equal standing as other director nominees comprising management's slate.

     9.11.  FAIRNESS OPINION.  The Company shall have received an opinion of
            ----------------
Compass Capital Partners, Ltd. or other financial advisor acceptable to it and Parent with respect to the fairness, from a financial point of view, to the stockholders of the Company of the Merger, and such opinion shall remain in full force and effect as of the Closing Date.

     9.12.  DIRECTOR INDEMNITY.  The Company shall have received a written
            ------------------
statement signed by the President of Parent that Parent will honor all obligations of the Company under Article VIII of the Company's Amended and Restated Bylaws pertaining to indemnification of a corporate agent as that term is defined in such Article; provided, however, such commitment to honor
                            --------  -------
Company's indemnification obligations shall only be applicable to events or actions on the part of such corporate agent occurring or taken prior to the Closing Date.

     9.13.  COMPANY INDEBTEDNESS.  Provisions shall have been made for payment
            --------------------
at Closing of indebtedness of the Company which is due at Closing to The T Partnership in the amount of $100,000, which amount may be increased upon agreement of both Parent and the Company, and SSSG in an additional amount not to exceed $160,000.


                                   ARTICLE X.
                                   ----------


     10.1.  PAYMENT OF CERTAIN FEES AND EXPENSES.
            ------------------------------------

          (a) Except as set forth below, Parent and the Company shall pay its own expenses that are incidental to negotiations, preparation of agreements and the Closing whether or not this Agreement and the transactions contemplated hereby are actually consummated.

          (b) If this Agreement is terminated by either Parent or the Company pursuant to Section 11.1(h), the terminating party shall pay the non-terminating party within sixty (60) days following such termination a fee of $225,000 plus all out-of-pocket expenses (including, without limitation, all attorneys', investment banking and commitment fees and expenses) incurred by the non-terminating party in connection with the transactions contemplated by this Agreement (the "Break-up Fee"). The Break-up Fee shall also be payable by the Company if there exists a Superior Proposal and, at any meeting of the stockholders of the Company, however called, or in any action by written consent of the stockholders of the Company, The T Partnership does not vote in favor of the approval and adoption of this Agreement, the Plan of Merger, the Merger and the other transactions contemplated thereby (in which case the Break-up Fee will be paid by the Company to Parent within sixty (60) days following such meeting or action).

          (c) If this Agreement is terminated by either Parent or the Company, other than pursuant to Section 11.1(h) or 11.1(b)(ii), Parent and the Company will split evenly the aggregate of all attorneys', investment banking and commitment fees and expenses incurred by both parties in relation to the transaction prior to the date of such termination.


                                   ARTICLE XI
                                   ----------

                TERMINATION; AMENDMENT, MODIFICATION AND WAIVER


     11.1.  TERMINATION.  This Agreement may be terminated, and the Merger
            -----------
abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

          (a) the mutual consent of Parent, Acquisition Sub and the Company;

          (b) Parent, Acquisition Sub or the Company, if: (i) the conditions set forth in Article VII hereof shall not have been met by April 17, 1998, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or (ii) the other party or parties have materially breached any material covenant or agreement set forth herein and such breach is not cured (if curable) within 15 days following written notice thereof;

          (c) Parent and Acquisition Sub if the conditions set forth in Article VIII hereof shall not have been met, and the Company if the conditions set forth in Article IX hereof shall not have been met, in either case by April 17, 1998, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate;

          (d) Parent and Acquisition Sub on the one hand, or the Company on the other hand, if such party or parties shall have determined in its or their sole discretion, exercised in good faith, that the Merger contemplated by this Agreement and the Plan of Merger has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement and the Plan of Merger;

          (e) Parent and Acquisition Sub on the one hand, or the Company on the other hand, if such party or parties shall have determined in their or its sole discretion, exercised in good faith, that the respective observations made during their due diligence process disclosed information regarding the other party unsatisfactory to the party performing the due diligence, and such information is: (i) material; (ii) adverse; and (iii) not disclosed in this Agreement or the other party's Disclosure Schedule.

          (f) Parent and Acquisition Sub if any statute, rule, regulation or other legislation shall have been enacted which, in the sole judgment of Parent and Acquisition Sub, exercised reasonably and in good faith, materially adversely impairs the conduct or operation of the Company as presently conducted and as contemplated to be conducted;

          (g) the Company if any statute, rule, regulation or other legislation shall have been enacted which, in the sole judgment of the Company, exercised reasonably and in good faith, materially adversely impairs the conduct or operation of Parent's business as presently conducted;

          (h) Parent and Acquisition Sub on the one hand, or the Company on the other hand, if such parties or party shall have received a Superior Proposal, and Parent's or the Company's Board of Directors, based upon the written advice of outside legal counsel, determines in good faith that accepting such Superior Proposal is necessary for the Board of Directors of Parent or the Company to comply with its fiduciary duties to its stockholders under applicable law;

          (i) Parent and Acquisition Sub on the one hand, or the Company on the other hand, if the Board of Directors of the other party or parties shall have:
(i) withdrawn, modified or amended in any adverse respect its approval or recommendation of this Agreement, the Merger or the transactions contemplated hereby; or (ii) recommended to its stockholders an Acquisition Transaction with any party other than Parent or the Company, respectively.

Any termination pursuant to this Section 11.1 (other than a termination pursuant to Section 11.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

     11.2.  EFFECT OF TERMINATION.  In the event of the termination of this
            ---------------------
Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect and no party hereto, nor its stockholders, directors, officers or affiliates, shall have any liability in connection herewith; provided,
                                                                --------
however, that, Section 6.1(b), Article X, this Section 11.2 and Article XII
-------
shall survive the termination of this Agreement. Notwithstanding the foregoing, this Section 11.2 shall not relieve any party from liability in connection with an intentional or willful material breach of this Agreement prior to its termination; provided, however, that the payment set forth in Section 10.1(d)
             --------  -------
shall be the sole and exclusive remedy of either Parent or the Company in connection with the consummation of an Acquisition Transaction with a party other than the other Party or the termination of this Agreement by the Company or Parent pursuant to Section 6.4(b) in connection therewith.


                                  ARTICLE XII.
                                  ------------

                                 MISCELLANEOUS


     12.1  ENTIRE AGREEMENT.  This Agreement and the Plan of Merger (including
           ----------------
the Company Disclosure Schedule, the Parent Disclosure Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto (including, but not limited to, the Letter of Intent dated October 23, 1997, as amended, between Parent and the Company).

     12.2.  DESCRIPTIVE HEADINGS.  Descriptive headings are for convenience only
            --------------------
and shall not control or affect the meaning or construction of any provision of this Agreement.

     12.3.  NOTICES.  All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:


if to Parent or Acquisition Sub, to:

Cardiac Control Systems, Inc.
3 Commerce Boulevard
Palm Coast, Florida 32164
Attention: Alan J. Rabin
Telephone: 800-227-7223
Telecopier: 904-445-7226; and

with a copy to:

Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
111 North Orange Avenue
20th Floor
Orlando, Florida 32801
Attention: Randolph H. Fields, Esq.
Telephone: (407) 420-1000
Telecopier: (407) 420-5909

if to the Company, to:

Electro-Catheter Corporation
2100 Felver Court

Rahway, New Jersey 07065
Attention: Ervin Schoenblum
Telephone: (732) 382-5600
Telecopier: (732) 382-7107; and

with a copy to:

Saiber Schlesinger Satz & Goldstein
One Gateway Center, 13th Floor
Newark, New Jersey 07102-5311

Attention: John L. Conover, Esq.
Telephone: (973) 622-3333
Telecopier: (973) 622-3349


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received: (a) in the case of personal delivery or telecopy, on the date of such delivery; (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent; and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

     12.4.  COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     12.5.  GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance with the New Jersey Statute and with the laws of the State of New Jersey applicable to contracts made and to be performed wholly therein.

     12.6.  BENEFITS OF AGREEMENT.  All the terms and provisions of this
            ---------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not confer any rights or benefits on any other persons or entities. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary
--------  -------
notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent.

     12.7.  PRONOUNS.  As used herein, all pronouns shall include the masculine,
            --------
feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     12.8.  AMENDMENT, MODIFICATION AND WAIVER.  This Agreement shall not be
            ----------------------------------
altered or otherwise amended except pursuant to an instrument in writing signed by Parent and the Company; provided, however, that any party to this Agreement
                           --------  -------
any other party under this Agreement. The waiver by any party hereto of a breach may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12.9.  SEVERABILITY.  If any provision of this Agreement is held illegal,
            ------------
invalid or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement will, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.


CARDIAC CONTROL SYSTEMS, INC.



By:  /s/ Alan J. Rabin
     --------------------------------
     Alan J. Rabin
     President


CCS SUBSIDIARY, INC.


By:  /s/ Alan J. Rabin
     --------------------------------
     Alan J. Rabin
     President



ELECTRO-CATHETER CORPORATION


By:  /s/ Ervin Schoenblum
     --------------------------------
     Ervin Schoenblum
     Acting President



     The T Partnership hereby executes this Agreement for the limited and sole purpose of agreeing to abide by its obligations under Sections 5.1, 6.4 and 6.16 hereof.


                                    THE T PARTNERSHIP, LLP


                                    By:  /s/ A. H. Nechemie
                                         -----------------------------------
                                    Name:  A. H. Nechemie
                                           ---------------------------------
                                    Its Partner
                                        ------------------------------------